OAK INDUSTRIES INC.

                                       EXHIBIT 11
                        COMPUTATION OF NET INCOME (LOSS) PER SHARE
                       (Dollars in thousands, except per share data)

                                                                   1995          1996            1997
                                                                  ------        ------          ------
   EARNINGS:
   Income (loss) from continuing operations................   $   (52,983)   $    31,976     $    21,736
   Income from discontinued operations, net of tax.........         2,469          1,442              --
   Gain on sale of discontinued operations, net of tax.....            --          9,367              --
                                                              -----------    -----------     -----------

   Net income (loss) before extraordinary charge...........       (50,514)        42,785          21,736
                                                              ===========    ===========     ===========
   Extraordinary charge for early extinguishment of debt...        (1,610)          (949)             --
                                                              -----------    -----------     -----------

   Net income (loss).......................................   $   (52,124)   $    41,836     $    21,736

   SHARES - BASIC:
   Weighted average shares outstanding.....................    17,520,228     18,042,561      17,836,793

   EARNINGS PER SHARE - BASIC:
   Income (loss) per share:
      Continuing operations................................   $     (3.02)   $      1.77     $      1.22
      Discontinued operations..............................           .14            .08              --
      Gain on sale of discontinued operation...............            --            .52              --
                                                              -----------    -----------     -----------
      Net income (loss) before extraordinary charge........         (2.88)          2.37            1.22
      Extraordinary charge.................................          (.10)          (.05)             --
                                                              -----------    -----------     -----------
   Net income (loss).......................................   $     (2.98)   $      2.32     $      1.22
                                                              ===========    ===========     ===========

   SHARES - DILUTED:
   Weighted average shares outstanding.....................    17,520,228     18,042,561      17,836,793
   Additional dilutive effect of outstanding options (as
      determined by the application of the treasury stock
      method)..............................................            --        786,905         418,552
   Windfall tax benefit on non-qualified options...........            --       (145,185)       (147,181)
   Additional dilutive effect of outstanding warrants (as
      determined by the application of the treasury
      stock method)........................................            --             --              --
                                                              -----------    -----------     -----------
   Weighted average shares outstanding
      as adjusted..........................................    17,520,228     18,684,281      18,108,164
                                                              ===========    ===========     ===========

   EARNINGS PER SHARE - DILUTED:
   Income (loss) per share:
      Continuing operations................................   $     (3.02)   $      1.71     $      1.20
      Discontinued operations..............................           .14            .08              --
      Gain on sale of discontinued operation...............            --            .50              --
                                                              -----------    -----------     -----------
      Net income (loss) before extraordinary charge........         (2.88)          2.29            1.20
      Extraordinary charge.................................          (.10)          (.05)             --
                                                              -----------    -----------     -----------
   Net income (loss).......................................   $     (2.98)   $      2.24     $      1.20
                                                              ===========    ===========     ===========

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